Exhibit 99.1
PRIME HEALTHCARE SERVICES INC.
CONSOLIDATED INCOME STATEMENT
YEAR TO DATE MARCH 31, 2009

REVENUE
NET PATIENT REVENUE	$400,410,830
CAPITATION REVENUE	5,522,210
OTHER REVENUE	3,423,580

TOTAL OPERATING REVENUE	409,356,620

OPERATING EXPENSES

COMPENSATION AND EMPLOYEE BENEFITS	149,353,064
PROVISION FOR DOUBTFUL ACCOUNTS	129,880,817
GENERAL AND ADMINISTRATIVE	41,758,368
MEDICAL SUPPLIES	34,376,926
PROFESSIONAL FEES	8,231,922
DEPRECIATION / AMORTIZATION	5,486,707
MEDICAL CLAIMS	1,524,379

TOTAL OPERATING EXPENSES	370,612,182

NET OPERATING INCOME (LOSS)	38,744,437

INTEREST	5,797,567
INCOME TAX EXPENSE	713,320

Income Before Allocation to Non-Controlling Interest	32,233,551

Allocation of Income to Non-Controlling Interest	(18,095,803)

NET INCOME (LOSS)	14,137,748

PRIME HEALTCARE SERVICES INC.
BALANCE SHEET
As of March 31, 2009

Prime
Total
ASSETS:

Cash and Equivalents	$24,344,912

Accounts Receivable	$1,423,340,513
Allowance for Bad Debt	(88,957,742)
Allowance for Contractuals & Oth Adj	(1,130,172,094)

Patient Accounts Receivable	$204,210,677

Other Receivables	$2,637,399
Inventories	6,343,524
Other Current Assets	5,403,295
Current Portion of Long-Term Notes Receivable	434,186
Prepaid Insurance	24,327,703
Other Pre-Paid Expenses	6,015,371

Total Current Assets	$273,717,065

Land and Improvements	$42,275,328
Buildings and Improvements	72,433,763
Leaseholds	10,503,218
Equipment	124,409,814
Construction-In-Progress	7,164,685

Property and Equipment	$256,786,808

Less: Accumulated Depreciation	(50,576,928)

Net Property and Equipment	$206,209,880

Investments in Property Plant & Equipment	$0
Less: Accumulated Depreciation	0

Net Investments in Property, Plant & Equip	$0

Long-term notes	$0
Net goodwill	13,707,802
Other intangible assets	97,222

Total Long-Term Assets	$220,014,903

TOTAL ASSETS	$493,731,969

LIABILITIES:
Accounts Payable	$36,658,770
Notes Payable	8,593,644
Capital Leases	5,185,148
Accrued Payroll	15,083,506
Accrued PTO	25,157,327
Accrued Payroll Taxes	11,120,167
IBNR	2,916,997
Other Accrued Expenses	2,343,408
Third-Party Settlements	1,930,376
Lines of Credit & Other Short-Term Debt	19,422,893
Current Portion of Long-Term Debt	277,394
Other Liabilities	11,965,533

Total Current Liabilities	$140,655,163

Mortgages and Long-Term Notes Payable	$208,142,455

Total Intracompany	($7,861,672)

Deferred Credits	$20,369,567
Deferred Taxes	0
Other Long-Term Liabilities	24,463,508

Total Long-Term Liabilities	$245,113,858

TOTAL LIABILITIES	$385,769,021

EQUITY:
Common Stock	$1
Additional Paid-in Capital	2,999
Other Equity	0
Retained Earnings PY	85,476,400
Distributions	(9,750,003)
Net Income	14,137,748
Non — Controlling Interest	18,095,803

TOTAL EQUITY	$107,962,947

TOTAL LIABILITIES AND EQUITY	$493,731,968

PRIME HEALTHCARE SERVICES INC.
CONSOLIDATED CASH FLOWS STATEMENT
YTD FOR THE PERIOD ENDED 03/31/09

Prime
Total
Cash Flows from Operating Activities:

Change in Net Income	$32,233,550

Adj from Operating Activities:
Depreciation and Amortization	$5,489,229
Other Deferred Income/Expense	(799,304)

(Increase)/Decrease in Assets:
Patient Accounts Receivable	($25,964,396)
Supplies Inventory	(463,193)
Pre-Paid Expenses & Oth Current Assets	3,326,089
Other Receivables	460,148
Long-Term Receivables	726,669

Increase/(Decrease) in Liabilities:
Accounts and Notes Payable	($5,667,725)
Accrued Payroll Costs	(7,079,419)
IBNR	(1,071,166)
Other Accrued Liabilities	2,663,118
Estimated 3rd Party Settlements	3,217,702

Net Cash From (For) Operating Activities	$7,071,304

Cash Flows from Investing Activities:
Capital Expenditures	($6,327,459)
Payments to Acquire Other Assets	0

Net Cash From (For) Investing Activities	($6,327,459)

Cash Flows from Financing Activities:
Funds Provided (to) from Intercompany	$5,571,607
Funds Provided (to) from Related Party	(10,120,670)
Borrow (Re-Payment) of Debt	(8,604,084)
Capital Lease Obligations (Re-Payment)	1,627,529
Parent Contributions / (Distributions)	(9,750,001)
Payments for Acquisition	0

Net Cash From (For) Financing Activities	($21,275,620)

Net Change in Cash and Cash Equivalents	($20,531,775)

Beginning Cash Balance	$44,876,687

Ending Cash Balance	$24,344,912